                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Peoples Educational Holdings, Inc. of our report dated March 24, 2006 with respect to the consolidated financial statements and consolidated supplemental schedule II of Peoples Educational Holdings, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                                         McGladrey & Pullen, LLP

Minneapolis, Minnesota
November 6, 2006